Exhibit 99.1

Veolia North America Former Senior VP Bruce Rintoul Joins SUSGLOBAL(R) Board of Directors

Toronto, Ontario--(Newsfile Corp. - February 22, 2023) - SusGlobal Energy Corp. (OTCQB: SNRG) ("SusGlobal" or the "Company"), an environmental, agricultural and industrial biotechnology company, today announced the appointment of Bruce Rintoul to the Company's Board of Directors (the "Board"). Rintoul will also serve on the Board's Corporate Governance and Nominating Committee and the Compensation Committee. Previously, Rintoul served as Senior Vice President of Operations at Veolia North America and previously held senior executive positions with environmental and industrial corporations such as Philip Services Corporation, The Churchill Corporation, RSC Equipment Rental, CEDA International Corporation, and Strike Energy Services. Rintoul also previously served on the Board of Directors for CEDA International Corporation in addition to his CEO and President responsibilities.

Rintoul left Veolia in March 2022 after more than 6 years with Veolia in Houston, TX, and Toronto, ON. As Senior VP of Operations at Veolia, he led the transformation of U.S. and Canadian energy generation, water/wastewater management, hazardous waste, and environmental service businesses through structural changes, business process improvements, and data management system implementations. The resulting operational and financial performance improvement subsequently facilitated the divestment of several Veolia businesses in North America.

"Bruce's appointment to the Board of Directors continues SusGlobal's strategy of expanding the strength and depth of its Board through the appointment of accomplished industry veterans," commented Marc Hazout, President and Chief Executive Officer of SusGlobal. "We believe his strong strategic, operational, and business leadership experience in energy, waste, and water markets across North America will be extremely valuable as SusGlobal continues to grow."

Rintoul graduated from the University of New Hampshire with a B.Sc. in Civil Engineering and is a Licensed Professional Engineer in Ontario, Alberta and British Columbia. He received his MBA from the University of Western Ontario, his ICD-DEP from the University of Toronto, Rotman School of Management and his ICD.D from the Institute of Corporate Directors, Calgary, Alberta.

Following this appointment, SusGlobal's Board of Directors is made up of five directors. Mr. Rintoul is an independent director.

About SusGlobal Energy Corp.

SusGlobal Energy Corp., the developer of SusGro™, an award winning and revolutionary pathogen free organic liquid fertilizer, is an environmental, agricultural and industrial biotechnology company focused on acquiring, developing, and monetizing a portfolio of proprietary technologies in the waste to energy and regenerative product applications globally. It is management's objective to grow SusGlobal into a significant sustainable waste to energy and regenerative products provider and a trusted brand for the fertilizer, soil and aquaculture market, as LEADERS IN THE CIRCULAR ECONOMY®. For more information, please visit the SusGlobal website, Twitter and Facebook pages.

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's objectives. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, currency and our stock; the Company's ability to obtain any necessary permits, approvals, consents or authorizations required for its activities; the Company's ability to produce energy, biogas, compost or organic fertilizer from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

SusGlobal Energy Corp.
Marc Hazout, President and CEO
(416) 223-8500 or Toll Free: 1-866-512-7374
Email: info@susglobalenergy.com
SOURCE: SusGlobal Energy Corp.